CMS ENERGY ANNOUNCES SECOND QUARTER NET INCOME OF $80 MILLION,
OR $0.32 PER SHARE, AND AFFIRMS ADJUSTED EARNINGS GUIDANCE
          JACKSON, Mich., July 28, 2010 — CMS Energy announced today reported net income of $80 million, or $0.32 per share, for the second quarter of 2010 compared to reported net income of $75 million, or $0.32 per share, in the same quarter of 2009.
          The company’s second quarter adjusted (non-Generally Accepted Accounting Principles) net income, which excludes the effects of legacy issues associated with previously sold assets and certain other items, was $65 million, or $0.26 per share. In the second quarter of 2009, the company had adjusted net income of $67 million, or $0.28 per share.
          For the first six months of 2010, CMS Energy had reported net income of $165 million, or $0.67 per share, compared to reported net income of $145 million, or $0.62 per share, for the first half of 2009. The 2010 earnings per share reflect the impact of additional assumed shares outstanding to meet potential conversions of convertible securities, as required by accounting rules.
          On an adjusted basis, the company had net income of $158 million, or $0.64 per share, for the first half of 2010, compared to adjusted net income of $138 million, or $0.59 per share for the first six months of 2009.
          CMS Energy reaffirmed its guidance for 2010 adjusted earnings of about $1.35 per share. Reported earnings could vary because of several factors such as legacy issues associated with previously sold assets. Because of those uncertainties, the company isn’t providing reported earnings guidance.
          John Russell, the president and chief executive officer of CMS Energy, said the second quarter results reflected strong operational performance at the company’s principal subsidiary, Consumers Energy, a Michigan electric and natural gas utility.
          “We are maintaining our focus on providing customers with safe, reliable and affordable service and we continue to tightly manage our costs to help create energy value for customers,” Russell said.

          In reviewing recent major events, Russell noted Consumers Energy has:
•	Deferred development of an 830-megawatt clean coal power plant, primarily because of reduced customer demand for electricity due to the recession, forecasted lower natural gas prices, and excess generating capacity in the Midwest.

•	Reached agreements with the Utility Workers Union of America on new five-year labor contracts that cover nearly 3,000 operating, maintenance, and construction employees and about 350 call center customer service representatives.

•	Signed contracts with independent developers for more than 240 megawatts of new Michigan-based renewable energy capacity. The contracts have been submitted for approval to the Michigan Public Service Commission.

•	Also signed a contract with Vestas-American Wind Technology to supply 56 wind turbine generators for Consumers Energy’s Lake Winds Energy Park. The 100 megawatt wind park is scheduled to begin operation in late 2012.
          Russell pointed out that the renewable energy contracts are part of the company’s continuing implementation of its Balanced Energy Initiative, a comprehensive plan to meet the power needs of the utility’s 1.8 million electric customers over the next 20 years.
          “Our Balanced Energy Initiative includes more than doubling the amount of renewable energy that we supply to customers and continuing our successful energy efficiency programs that are helping customers save energy,” Russell said.
          “Consumers Energy already is Michigan’s largest supplier of renewable energy, with 4 percent of the electricity that we supply to customers today coming from renewable sources. By the end of 2012, including the addition of our Lake Winds Energy Park, we project that Michigan-based renewable sources will provide about 8 percent of the power that our customers need.”
          CMS Energy (NYSE: CMS) is a Michigan-based company that has an electric and natural gas utility, Consumers Energy, as its primary business and also owns and operates independent power generation businesses.
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CMS Energy provides financial results on both a reported (Generally Accepted Accounting Principles) and adjusted (non-GAAP) basis. Management views adjusted earnings as a key measure of the company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in the attached summary financial statements. Certain contingent obligations arising in connection with previously disposed assets or discontinued operations have the potential to impact, favorably or unfavorably, the company’s reported earnings in 2010.

This news release contains “forward-looking statements” as defined in Rule 3b-6 of the Securities Exchange Act of 1934, as amended, Rule 175 of the Securities Act of 1933, as amended, and relevant legal decisions. The forward-looking statements are subject to risks and uncertainties. They should be read in conjunction with “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections of CMS Energy’s Form 10-K and Consumers Energy’s Form 10-K each for the Year Ended December 31, 2009 and as updated in CMS Energy’s and Consumers Energy’s Forms 10-Q for the Quarter Ended March 31, 2010.
CMS Energy’s and Consumers Energy’s “FORWARD-LOOKING STATEMENTS AND INFORMATION” and “RISK FACTORS” sections are incorporated herein by reference and discuss important factors that could cause CMS Energy’s and Consumers Energy’s results to differ materially from those anticipated in such statements.
For more information on CMS Energy, please visit our web site at: www.cmsenergy.com
Media Contacts: Jeff Holyfield, 517/788-2394 or Dan Bishop, 517/788-2395
Investment Analyst Contact: CMS Energy Investor Relations, 517/788-2590

CMS Energy Corporation
SUMMARIZED CONSOLIDATED STATEMENTS OF INCOME
(In Millions, Except Per Share Amounts)

	Second Quarter		First Half
	(Unaudited)		(Unaudited)
	2010	2009	2010	2009
Operating Revenue	$1,340	$1,225	$3,307	$3,329

Operating Expenses	1,078	1,075	2,806	2,969

Operating Income	$262	$150	$501	$360

Other Income	14	42	30	56

Interest Charges	117	105	222	204

Income before Income Taxes	$159	$87	$309	$212

Income Tax Expense	59	32	120	82

Income from Continuing Operations	$100	$55	$189	$130

Income (Loss) from Discontinued Operations	(16)	25	(17)	24

Net Income	84	80	172	154

Income Attributable to Noncontrolling Interests	2	2	2	3

Net Income Attributable to CMS Energy	$82	$78	$170	$151

Preferred Dividends	2	3	5	6

Net Income Available to Common Stockholders	$80	$75	$165	$145

Income Per Share
Basic	$0.35	$0.33	0.72	$0.64
Diluted	0.32	0.32	0.67	0.62

CMS Energy Corporation
SUMMARIZED CONSOLIDATED BALANCE SHEETS
(In Millions)

	June 30	December 31
	2010	2009
	(Unaudited)
Assets
Cash and cash equivalents	$536	$90
Restricted cash and cash equivalents	22	32
Other current assets	2,063	2,620

Total current assets	$2,621	$2,742
Plant, property & equipment	9,804	9,682
Non-current assets	2,626	2,832

Total Assets	$15,051	$15,256

Stockholders’ Investment and Liabilities
Current liabilities	$1,083	$1,220
Non-current liabilities	4,243	4,272
Capitalization
Debt and capital and finance leases (*)
Long-term debt and capital leases (excluding FIN 46 debt, non-recourse debt, finance leases and securitization debt)	6,197	6,225
FIN 46 debt, non-recourse debt and finance leases	309	358

Total debt and capital and finance leases	6,506	6,583
Preferred stock	239	239
Noncontrolling interests	45	97
Common stockholders’ equity	2,709	2,602

Total capitalization	$9,499	$9,521
Securitization debt	226	243

Total Stockholders’ Investment and Liabilities	$15,051	$15,256

(*)	Current and long-term
CMS Energy Corporation
SUMMARIZED STATEMENTS OF CASH FLOWS
(In Millions)

	First Half
	(Unaudited)
	2010	2009
Beginning of Period Cash	$90	$207

Cash provided by operating activities	$1,048	$800
Cash used in investing activities	(490)	(433)

Cash flow from operating and investing activities	$558	$367
Cash (used in) provided by financing activities	(111)	445
Changes in cash included in assets held for sale	(1)	4

Total Cash Flow	$446	$816

End of Period Cash	$536	$1,023

CMS Energy Corporation
SUMMARY OF CONSOLIDATED EARNINGS
Reconciliations of GAAP Net Income to Non-GAAP Adjusted Net Income
(In Millions, Except Per Share Amounts)

	Second Quarter		First Half
	(Unaudited)		(Unaudited)
	2010	2009	2010	2009
Net Income Available to Common Stockholders	$80	$75	$165	$145

Reconciling Items:
Discontinued Operations (Income) Loss	16	(25)	17	(24)

Downsizing Program	—	—	6	—

Asset Sales (Gains) Losses and Other	(31)	17	(30)	17

Adjusted Net Income — Non-GAAP Basis	$65	$67	$158	$138

Average Number of Common Shares Outstanding
Basic	228	227	228	227
Diluted	248	235	248	234

Basic Earnings Per Average Common Share

Net Income Per Share as Reported	$0.35	$0.33	$0.72	$0.64

Reconciling Items:
Discontinued Operations (Income) Loss	0.07	(0.11)	0.08	(0.11)

Downsizing Program	—	—	0.03	—

Asset Sales (Gains) Losses and Other	(0.14)	0.07	(0.14)	0.08

Adjusted Net Income — Non-GAAP Basis	$0.28	$0.29	$0.69	$0.61

Diluted Earnings Per Average Common Share

Net Income Per Share as Reported	$0.32	$0.32	$0.67	$0.62

Reconciling Items:
Discontinued Operations (Income) Loss	0.07	(0.11)	0.07	(0.10)

Downsizing Program	—	—	0.03	—

Asset Sales (Gains) Losses and Other	(0.13)	0.07	(0.13)	0.07

Adjusted Net Income — Non-GAAP Basis	$0.26	$0.28	$0.64	$0.59

Note:	Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company’s present operating financial performance, unaffected by discontinued operations, asset sales, impairments, or other items detailed in these summary financial statements.